Exhibit 99.1

FOR IMMEDIATE RELEASE

THL Credit Announces Second Quarter 2011 Financial Results and

Declares Third Quarter Dividend of $0.26 per Share

BOSTON – August 1, 2011 – THL Credit, Inc. (NASDAQ: TCRD) (“THL Credit” or the “Company”), a middle market capital specialist, today announced financial results for its fiscal second quarter ended June 30, 2011. Additionally, THL Credit announced that its Board of Directors has declared its third fiscal quarter 2011 dividend of $0.26 per share, payable on September 30, 2011, to stockholders of record as of September 15, 2011.

HIGHLIGHTS

($ in millions, except per share amounts)
Portfolio results	As of June 30, 2011
Total assets	$269.0
Investment portfolio, at fair value	$243.5
Net assets	$265.8
Net asset value per share	$13.15
Weighted average yield on debt investments	14.6%

	Quarter ended June 30, 2011	Quarter ended June 30, 2010
Portfolio activity
Net investments made, at par	$55.3	$22.5
Number of new portfolio companies	5	2
Number of portfolio companies at end of period*	22	7
Operating results
Total investment income	$9.12	$2.44
Net investment income	$4.97	$0.73
Net increase in net assets from operations	$6.55	$0.84
Net investment income per share	$0.25	$0.04
Dividends per share attributable to period	$0.25	$0.05

*	Quarter ended June 30, 2011 includes THL Credit’s investment in THL Credit Greenway Fund LLC.

“We had an active second quarter in which we closed approximately $55 million in new investments, adding five new companies to our portfolio while funding the growth of two existing portfolio companies. The credit quality of our portfolio remains strong and we have an active pipeline that we believe positions us for further growth,” said James K. Hunt, chief executive officer of THL Credit. “To date, we have deployed the vast majority of our equity capital and have substantial borrowing capacity available under our credit facility. We continue to move forward with the application process for an SBIC license, which we expect will take several months to complete.”

PORTFOLIO AND INVESTMENT ACTIVITY

In the second quarter, THL Credit closed on $48.7 million of investments in five new companies and made $6.6 million of follow-on investments in two existing portfolio companies as follows:

•

$8.2 million in the senior secured term loan, revolver and equity of Firebirds International LLC, an upscale, casual dining concept that serves high-quality American cuisine in 18 restaurants located across the U.S, based in Charlotte, NC.

•

$7.5 million in the senior secured term loan and revolver of Chuy’s Opco, Inc., a Tex-Mex restaurant concept headquartered in Austin, TX, with locations across Texas and the Southeastern region of the U.S.

•

$11.5 million in the senior secured term loan of CRS Reprocessing LLC, a global provider of proprietary, on-site industrial fluid reprocessing services for the solar photovoltaic and semiconductor industries, as well as aluminum cold rolling operations, headquartered in Louisville, KY.

•

$9.5 million in the senior secured term loan of Hickory Farms, Inc., which engages in the retail, direct mail and wholesale merchandising of quality food gifts and premium specialty food items throughout the United States and Canada, and is headquartered in Maumee, OH.

•

$12.0 million in the senior secured term loan of Texas Honing, Inc., a provider of value-added services on large-diameter steel products used in petrochemical well completion and production, based in Houston, TX.

•	$6.6 million in existing portfolio companies, OEM Group, Inc. and Surgery Center Holdings, Inc., in each case to fund acquisitions.

These transactions bring the total fair value of THL Credit’s investment portfolio to $243.5 million across twenty-two portfolio companies at the end of the quarter. The weighted average yield of the debt and income-producing equity securities in the investment portfolio at their current cost basis was 15.0 percent. The weighted average yield on its debt investments at their current cost basis was 14.6 percent.

As of June 30, 2011, THL Credit’s investment portfolio at fair value was allocated 45 percent in subordinated debt, 48 percent in senior secured debt, 5 percent in income-producing equity interests and 2 percent in equity.

This compares to its portfolio at June 30, 2010, with a fair value of $84.8 million allocated 55 percent in subordinated debt, 26 percent in senior secured debt, 15 percent in income-producing equity interests and 4 percent in equity. The weighted average yield of the debt and income-producing equity securities in the investment portfolio at their cost basis as of June 30, 2010, was 17.9 percent. The weighted average yield on its debt investments at their cost basis as of June 30, 2010, was 16.6 percent.

RESULTS OF OPERATIONS

Investment income

Total investment income for the three and six months ended June 30, 2011, was $9.12 million and $16.18 million, respectively, and was primarily attributable to $8.13 million and $15.01 million of interest income (which included $0.62 million and $1.15 million, respectively, of PIK interest and $0.05 million and $0.13 million, respectively, of interest earned on cash and cash equivalents), and $0.28 million of dividend income and $0.71 million and $0.89 million other income, respectively. This compares to total investment income for the three and six month period ended June 30, 2010, of $2.44 million, and was primarily attributable to $2.36 million of interest income (which included $0.20 million of PIK interest and $0.08 million of interest earned on cash and cash equivalents). The increase in the investment income compared to the same period in prior years is due to the growth of THL Credit’s portfolio and a partial quarter of results for the same period in the prior year due to the timing of its initial public offering in April 2010.

Expenses

Operating expenses for the three and six months ended June 30, 2011, were $4.15 million and $7.07 million, respectively. Base management fees for the same respective periods were $1.00 million and $1.99 million; incentive fees totaled $1.11 million and $1.61 million, administrator and other expenses totaled $1.51 and $2.83 million; and fees related to THL Credit’s credit facility totaled $0.53 million and $0.64 million, respectively. For the three and six months ended June 30, 2011, incentive fees included $0.32 million and $0.82 million of charges to reflect the accounting for potential capital gains incentive fee that would be payable to the Company’s investment adviser for the quarter as if all unrealized appreciation in the Company’s investment portfolio were instead realized during the quarter. This compares to operating expenses for the three and six month periods ended June 30, 2010, of $1.71 million and $1.73 million, respectively. Base management fees for the same respective periods in 2010 were $0.74 million and $0.74 million, and administrator and other expenses totaled $0.97 and $0.99 million, respectively. There were no incentive fees for the three and six months ended June 30, 2010, as the Company had not yet achieved a minimum hurdle rate related to pre-incentive fee net investment income or realized any capital gains. The increase in expenses is due to the growth in both the portfolio and net investment income, which is in part related to the partial quarter of results for the same period in the prior year due to the timing of THL Credit’s initial public offering in April 2010.

Net investment income

Net investment income totaled $4.97 million and $9.11 million, or $0.25 and $0.45 per share, for the three and six months ended June 30, 2011, respectively. For the same respective periods in the prior year, net investment income totaled $0.73 million and $0.71 million, or $0.04 per share.

Net unrealized appreciation on investments

For the three and six months ended June 30, 2011, THL Credit’s investments had a net change in unrealized appreciation of $1.58 million and $2.33 million, respectively. For the three and six months ended June 30, 2010, the Company’s investments had a net change in unrealized appreciation of $0.11 million. The increase in the net change in unrealized appreciation compared to the prior year was driven primarily by improvements in the capital market conditions and in the financial performance of certain portfolio companies.

Net increase in net assets resulting from operations

Net increase in net assets resulting from operations totaled $6.55 million and $11.43 million, respectively, or $0.32 and $0.57 per share, respectively, for the three and six months ended June 30, 2011. This compares to a net increase in net assets resulting from operations which totaled $0.84 million and $0.82 million, respectively, or $0.04 per share, for the three and six months ended June 30, 2010. This increase in net assets from operations is due to the continued growth in net investment income which is a result of growing THL Credit’s portfolio.

FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2011, THL Credit had cash of $20.70 million. THL Credit’s liquidity and capital resources are derived from its credit facility and cash flows from operations, including investment sales and repayments, and income earned. Its primary use of funds from operations includes investments in portfolio companies and operating expenses it incurs. THL Credit used, and expects to continue to use, these capital resources, together with proceeds from turnover within the portfolio and from future public and private offerings of securities to finance its investment objectives. In June, THL Credit filed a shelf registration statement with the SEC on Form N-2 in anticipation of future capital raises.

THL Credit expanded its three-year syndicated credit facility to $125 million from $115 million shortly after the initial closing in March. The facility will generally bear interest at a rate of LIBOR plus 3.5% per annum, with no LIBOR floor. As of June 30, 2011, there had been no borrowings or repayments. “We expect to utilize the facility during the third quarter to fund the next stage of our portfolio growth,” noted Terrence W. Olson, chief operating officer and chief financial officer of THL Credit.

For the six months ended June 30, 2011, THL Credit’s operating activities used cash of $78.28 million primarily in connection with the purchase of investments, and its financing activities used cash of $11.17 million, primarily for the payment of distributions to shareholders.

For the six months ended June 30, 2010, THL Credit’s operating activities used cash of $21.17 million, a primarily in connection with the purchase of investments, and its financing activities provided cash of $195.91 million for the same period, primarily from its initial public offering.

BUSINESS OUTLOOK

THL Credit anticipates an active second half of the year. As it has since its initial public offering in April 2010, THL Credit expects to invest with a cautious view of the economy. THL Credit’s investment team is focused on credit metric discipline and receiving appropriate risk adjusted returns on investments, and expects to remain prudent and patient in deploying the Company’s capital. The Company continues to see increased competition and tighter pricing in investment opportunities in the lower end of the middle-market, which THL Credit believes is based in part on slower-than-anticipated mergers and acquisitions activity. However, the Company’s pipeline remains active, and the number of transactions it has reviewed to date in 2011 is on track to match its 2010 transaction levels.

CONFERENCE CALL

THL Credit will host a conference call to discuss these results on August 2, 2011, at 8:30 a.m. Eastern Daylight Time. The conference call will be led by James K. Hunt, chief executive officer, and Terrence W. Olson, chief operating officer and chief financial officer.

For those wishing to participate by telephone, dial (877) 375-9141 (domestic) or (253) 237-1151 (international) and use the passcode 80454357. THL Credit will also broadcast the conference call live via its website at www.thlcredit.com. A replay will be available through August 16, 2011 via the company’s website starting approximately two hours after the conclusion of the call.

AVAILABLE INFORMATION

THL Credit’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on its website at www.thlcredit.com.

THL CREDIT, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	June 30, 2011 (unaudited)	December 31, 2010
Assets
Investments at fair value:
Non-controlled, non-affiliated investments (cost of $239,373,713 and $151,768,790, respectively)	$243,461,921	$153,529,179
Non-controlled, affiliated investments (cost of $8,929 and $0, respectively)	9,029	—

Total investments at fair value (cost of $239,382,642 and $151,768,790, respectively)	243,470,950	153,529,179
Cash and cash equivalents	20,696,057	110,140,711
Deferred financing costs	2,269,149	—
Interest receivable	1,926,023	632,368
Receivable for paydown of investment	258,621	—
Due from affiliate	118,635	—
Prepaid expenses and other assets	112,828	86,917
Deferred offering costs	103,420	—

Total assets	$268,955,683	$264,389,175

Liabilities
Dividends payable	$—	$2,987,416
Accrued incentive fees	1,614,903	—
Base management fees payable	998,805	979,316
Accrued expenses	482,224	226,174
Due to affiliate	25,134	14,250
Accrued administrator expenses	—	166,250

Total liabilities	3,121,066	4,373,406
Net Assets
Preferred stock, par value $0.001 per share, 100,000,000 preferred shares authorized, no preferred shares issued and outstanding	—	—
Common stock, par value $0.001 per share, 100,000,000 common shares authorized, 20,220,198 and 19,916,107 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	20,220	19,916
Paid-in capital in excess of par	262,358,298	258,310,016
Net unrealized appreciation on investments	4,088,308	1,760,389
Accumulated undistributed net investment loss	(632,209)	(74,552)

Total net assets	265,834,617	260,015,769

Total liabilities and net assets	$268,955,683	$264,389,175

Net asset value per share	$13.15	$13.06

THL CREDIT, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Investment Income:
From non-controlled, non-affiliated investments:
Interest income	$8,125,991	$2,440,486	$15,005,664	$2,440,486
Dividend income	279,676	—	279,676	—
Other income	157,220	—	255,827	—
From non-controlled, affiliated investments:
Other income	554,148	—	634,330	—

Total investment income	9,117,035	2,440,486	16,175,497	2,440,486
Expenses:
Incentive fee	1,113,150	—	1,614,903	—
Base management fees	998,805	743,327	1,990,265	743,327
Administrator expenses	715,971	351,013	1,284,036	351,013
Credit facility fees	315,973	—	385,556	—
Professional fees	312,474	283,334	533,942	283,334
Amortization of deferred financing costs	210,045	—	256,978	—
Other general and administrative expenses	221,166	57,568	418,172	57,568
Insurance expenses	123,700	149,028	315,308	149,028
Directors’ fees	134,875	127,375	269,750	127,375
Organizational expenses	—	—	—	20,000

Total expenses	4,146,159	1,711,645	7,068,910	1,731,645

Net investment income	4,970,876	728,841	9,106,587	708,841
Net change in unrealized appreciation on investments	1,579,544	109,705	2,327,919	109,705

Net increase in net assets resulting from operations	$6,550,420	$838,546	$11,434,506	$818,546

Net investment income per common share:
Basic and diluted	$0.25	$0.04	$0.45	$0.04
Net increase in net assets resulting from operations per common share:
Basic and diluted	$0.32	$0.04	$0.57	$0.04
Weighted average shares of common stock outstanding:
Basic and diluted	20,220,197	19,625,761	20,113,105	19,625,761

ABOUT THL CREDIT

THL Credit is an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company (BDC) under the Investment Company Act of 1940. THL Credit’s investment objective is to generate both current income and capital appreciation, primarily through investments in privately negotiated debt and equity securities of middle market companies.

THL Credit is headquartered in Boston, with additional investment teams in Los Angeles and Houston. THL Credit invests primarily in junior capital securities, including subordinated debt and second lien secured debt, which junior capital may include an associated equity component such as warrants, preferred stock or other similar securities. THL Credit may also selectively invest in first lien secured loans. THL Credit targets investments in middle market companies with annual revenues of between $25 million and $500 million that require capital for growth and acquisitions. THL Credit’s investment activities are managed by THL Credit Advisors LLC, an investment adviser registered under the Investment Advisers Act of 1940.

FORWARD-LOOKING STATEMENTS

Statements made in this press release may constitute forward-looking statements. Such statements reflect various assumptions by THL Credit concerning anticipated results and are not guarantees of future performance. The accuracy of such statements involves known and unknown risks, uncertainties and other factors that, in some ways, are beyond management’s control, including the factors described from time to time in filings by THL Credit with the Securities and Exchange Commission. THL Credit undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the date of this press release.

Investor Contact:

THL Credit, Inc.

Terrence W. Olson, COO & CFO

800-450-4424

Media Contact:

Sard Verbinnen & Co

Michael Henson

212-687-8080

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